Exhibit 99.1

  Community Bancorp Reports 36% Increase in Net Income for the First
            Quarter of 2005 -- EPS Increases 15% to $0.46


    ESCONDIDO, Calif.--(BUSINESS WIRE)--April 21, 2005--Community Bancorp Inc. (the "Company") (NASDAQ:CMBC), a San Diego County-based community bank holding company with $708.3 million in total assets, today announced record financial results for the quarter ended March 31, 2005.
    Net income increased 36% for the first quarter 2005 to $2.5 million compared to $1.9 million for the same period last year. Earnings per share (EPS) increased 15% for the first quarter 2005 to $0.46 per diluted share compared to $0.40 per diluted share for the same period in 2004. Return on average tangible equity (ROTE) increased to 21.29% for the first quarter of 2005 compared to 19.43% for the same period in 2004. Return on average assets (ROA) was 1.49% for the first quarter of 2005 compared to 1.55% for the same period last year. Factors contributing to the quarter-over-quarter increase in net income included the Cuyamaca Bank acquisition, strong loan and deposit growth and an increase in the net interest margin.
    "The results for the first quarter 2005 continue to build upon our success during 2004, showing strong growth in both the balance sheet and earnings," stated Michael J. Perdue, President and CEO. "We continue to gain momentum in all of our markets, including east San Diego County with the successful integration of the Cuyamaca Bank acquisition, which closed in October of 2004. We remain committed to our strategic vision of being the premier community banking institution in Southern California. Our financial results in the first quarter reflect our continued strong profitability and as a reward to shareholders we increased our dividend to $0.10 for the first quarter 2005, a 100% increase from last year's first quarter dividend.
    "We experienced robust loan demand during the first quarter, which contributed to total asset growth of 10% to $708.3 million as of March 31, 2005 compared to $641.6 million as of December 31, 2004," continued Perdue. "Including the acquisition of Cuyamaca Bank, total average loans for the first quarter rose 40% to $568.3 million compared to the first quarter a year ago, and average deposits also increased substantially, rising 39% to $567.0 million for the first quarter of 2005 compared to the same period a year earlier. The continued improvement in our deposit mix has also contributed to our improved performance. Average demand deposits have increased significantly, rising 56% to $114.1 million for the first quarter 2005 compared to $73.1 million for the same period in 2004. As a result of our performance, combined with the increase in market interest rates, our net interest income increased 47% for the first quarter 2005 over 2004, and our net interest margin increased 39 basis points from 5.27% in the first quarter 2004 to 5.66% in the first quarter 2005."
    Loan production was very strong, increasing 47% to $123.1 million for the first quarter 2005 compared to $83.7 million for the same period in 2004. Of these totals, commercial and other loan originations were 63% of the total production, or $78.0 million, while SBA loan originations were 37% of the total production. Both SBA 504 and 7a production have increased significantly for the first quarter of 2005. SBA 7a production increased 39% to $12.1 million compared to $8.7 million for the same period last year. SBA 504 production has also improved significantly, with a 34% increase to $33.0 million for the first quarter of 2005 compared to $24.7 million for the same period in 2004. As a result of the strong loan production in the first quarter, total gross loans increased 9.9% to $597.3 million as of March 31, 2005 compared to $543.5 million as of December 31, 2004.

    INTEREST INCOME AND EXPENSE

    During the first quarter of 2005, net interest income after loan loss provision increased 47% over the same period last year. Total interest income was $10.6 million, a 48% increase over the $7.2 million for the same period in 2004. The increase was the result of the 38% increase in average interest earning assets and increases in the yield on those assets. Total interest expense for the first quarter 2005 increased 56% to $2.0 million compared to $1.3 million for the same period in 2004. Interest expense increased due to the 35% increase in average interest bearing liabilities combined with an increase in the cost of those liabilities due to an increase in market interest rates. Average transaction accounts increased significantly, rising 60% to $298.6 million for the first quarter 2005 compared to $186.3 million for the same period in 2004.

    NON-INTEREST INCOME

    Non-interest income increased 39% to $2.6 million during the quarter ended March 31, 2005 compared to $1.9 million during the quarter ended March 31, 2004 due primarily to an increase in the gain on sale of loans. SBA loan sales totaled $19.9 million for the first quarter of 2005 compared to $15.0 million for the same period in 2004. The result of the sales was an increase in gain on sale revenue during the first quarter of 2005 to $1.8 million compared to $1.1 million for the same period in 2004.

    NON-INTEREST EXPENSE

    Non-interest expense increased 48% to $6.7 million for the quarter ended March 31, 2005 compared to $4.5 million for the quarter ended March 31, 2004. The increase in non-interest expense was due to significant growth and expansion, including the acquisition of Cuyamaca Bank, with four banking offices, and the addition of a new banking office in Murrieta, Ca., combined with increased incentives as a result of higher loan production. Compared to the fourth quarter 2004, non-interest expense declined 4% from $7.0 million, partially due to the successful integration of Cuyamaca Bank. The Company's efficiency ratio was 59.75% for the first quarter of 2005 compared to 58.41% for the same period in 2004.

    ASSET QUALITY

    As of March 31, 2005, the reserve for loan losses increased to $7.9 million compared to $7.5 million as of December 31, 2004 and $5.4 million as of March 31, 2004. The reserve for loan losses as a percentage of total gross loans was 1.33% as of March 31, 2005 compared to 1.38% as of December 31, 2004 and 1.28% as of March 31, 2004. The reserve for loan losses as a percentage of total gross loans net of government guarantees was 1.39% as of March 31, 2005 compared to 1.48% as of December 31, 2004 and 1.38% as of March 31, 2004. During the first quarter of 2005, the Company recorded a provision for loan losses of $318,000 compared to $228,000 for the same period in 2004.
    Non-performing loans totaled $3.9 million as of March 31, 2005 compared to $4.0 million as of December 31, 2004 and $973,000 as of March 31, 2004. Non-performing loans as a percentage of gross loans was 0.65% as of March 31, 2005 compared to 0.74% as of December 31, 2004 and 0.23% as of March 31, 2004. Net of government guarantees, non-performing loans totaled $1.0 million, or 0.17% of total gross loans, as of March 31, 2005 compared to $2.1 million, or 0.39% of total gross loans, as of December 31, 2004 and $397,000, or 0.09% of total gross loans, as of March 31, 2004.
    Non-performing assets were $5.5 million as of March 31, 2005 compared to $4.0 million as of December 31, 2004 and $1.4 million as of March 31, 2004. Net of government guarantees, non-performing assets as a percent of total assets were 0.37% as of March 31, 2005 compared to 0.33% as of December 31, 2004 and 0.17% as of March 31, 2004. Although non-performing assets have increased in the last year, they remain at low levels. During the first quarter 2005, the Company foreclosed on a commercial real estate property in the amount of $1.6 million.
    The Company had net loan recoveries to average net loans of (0.06)% for the quarter ended March 31, 2005 compared to net loan charge offs of 0.01% for the same period in 2004.

    CAPITAL RATIOS

    The Company's and Bank's capital ratios continue to be above the well-capitalized guidelines established by bank regulatory agencies. The Company's tangible equity to tangible assets declined to 6.89% as of March 31, 2005 compared to 7.33% as of December 31, 2004 and 7.75% as of March 31, 2004 due to the significant growth in assets, including the acquisition of Cuyamaca Bank, N.A.

    GENERAL INFORMATION

    Community Bancorp is a bank holding company with $708.3 million in assets as of March 31, 2005, with a wholly owned banking subsidiary, Community National Bank, headquartered in Escondido, California. The bank's primary focus is community banking, providing commercial banking services including commercial, real estate and SBA loans to small and medium-sized businesses. The bank serves San Diego County and southwest Riverside County with ten community banking offices in Bonsall, El Cajon, Encinitas, Escondido, Fallbrook, La Mesa, Murrieta, Santee, Temecula and Vista, and has additional SBA loan production offices that originate loans in California, Arizona, Nevada and Oregon.

    FORWARD-LOOKING STATEMENTS

    Statements concerning future performance, developments or events, expectations for growth and income forecasts, and any other guidance on future periods, constitute forward-looking statements that are subject to a number of risks and uncertainties. Actual results may differ materially from stated expectations. Specific factors include, but are not limited to, loan production, balance sheet management, expanded net interest margin, the ability to control costs and expenses, interest rate changes and financial policies of the United States government (including the Small Business Administration), and general economic conditions. Additional information on these and other factors that could affect financial results are included in its Securities and Exchange Commission filings. The Company disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any forward-looking statements contained herein to reflect future events or developments.


CONSOLIDATED BALANCE SHEETS   Percentage
-----------------------------  change    March 31, Dec. 31,  March 31,
(unaudited) (dollars in          from      2005      2004      2004
 thousands)                   Mar. 31,
                                 2004
                              ---------- --------- --------- ---------
ASSETS:
Cash and cash equivalents                 $36,640   $24,407   $39,596
Investments and interest
 bearing deposits in
 financial institutions                    33,531    35,973    24,838

Loans held for investment            36%  468,154   437,932   343,919
  Less allowance for loan
   losses                                  (7,917)   (7,508)   (5,428)
                                         --------- --------- ---------
    Net loans held for
     investment                           460,237   430,424   338,491
Loans held for sale                  60%  124,710   101,588    77,937
Premises and equipment, net                 6,802     6,737     3,731
Other real estate owned and
 repossessed assets                         1,631         -       450
Accrued interest and other
 assets                                    14,196    13,402     9,505
Income tax receivable and
 deferred tax asset, net                    5,937     5,928     3,477
Servicing assets, net                       4,301     4,011     3,330
Interest-only strips, at fair
 value                                      1,992     1,749       998
Goodwill                                   18,286    17,387         -
                                         --------- --------- ---------

    Total assets                     41% $708,263  $641,606  $502,353
                                         ========= ========= =========

LIABILITIES AND STOCKHOLDERS' EQUITY:
Deposits
   Interest bearing                  33% $467,141  $438,995  $352,327
   Non-interest bearing              56%  119,967   110,771    76,725
                                         --------- --------- ---------
        Total deposits               37%  587,108   549,766   429,052

Short term borrowing                       27,000     1,000    13,000
Long term debt                             18,248    17,640    15,063
Accrued expenses and other
 liabilities                               10,065    10,082     6,316
                                         --------- --------- ---------
    Total liabilities                39%  642,421   578,488   463,431
                                         --------- --------- ---------

Stockholders' equity
Common stock, $0.625 par
 value;  authorized
 10,000,000 shares,
 issued and outstanding;
 5,263,123 at March 31, 2005,
 5,162,725 at December 31, 2004
 and 4,374,864 at March 31,
 2004                                       3,289     3,227     2,734
Additional paid-in capital                 39,779    38,994    20,960
Accumulated other comprehensive gain
 (loss), net of income taxes                 (210)      (73)       55
Retained earnings                          22,984    20,970    15,173
                                         --------- --------- ---------

    Total stockholders'
     equity                          69%   65,842    63,118    38,922
                                         --------- --------- ---------

    Total liabilities and
     stockholders' equity            41% $708,263  $641,606  $502,353
                                         ========= ========= =========


CONSOLIDATED STATEMENT OF OPERATIONS
----------------------------------------------------------------------

(unaudited) (dollars in thousands,       Qtly    Three Months Ended
 except per share data)                   %           March 31,
                                        Change
INTEREST INCOME                                  2005         2004
                                        ------ ----------   ----------
 Interest on loans                               $10,202       $6,868
 Interest on fed funds sold                           73           36
 Interest-earning deposits with banks                  8            1
 Interest on other investments                       351          266
                                               ----------   ----------
Total Interest Income                      48%    10,634        7,171

INTEREST EXPENSE
 Deposits                                          1,604        1,028
 Other borrowed money                                418          270
                                               ----------   ----------
Total Interest Expense                     56%     2,022        1,298

Net interest income                        47%     8,612        5,873
Provision for loan losses                            318          228
                                               ----------   ----------
Net Interest Income After Loan Loss
 Provision                                 47%     8,294        5,645

OTHER OPERATING INCOME
 Net gain on sale of loans                         1,830        1,139
 Loan servicing fees, net                            224          198
 Customer service charges                            238          194
 Other fee income                                    291          327
                                               ----------   ----------
Total Other Operating Income               39%     2,583        1,858

OTHER OPERATING EXPENSES
 Salaries and employee benefits                    3,730        2,463
 Occupancy                                           545          358
 Depreciation                                        301          190
 Other                                             2,113        1,505
                                               ----------   ----------
Total Other Operating Expenses             48%     6,689        4,516
                                               ----------   ----------

 Income before income taxes                        4,188        2,987
 Income tax                                        1,649        1,117
                                               ----------   ----------
NET INCOME                                 36%    $2,539       $1,870
                                               ==========   ==========

Per Share Data
 Basic earnings per share                  14%     $0.49        $0.43
                                               ==========   ==========
 Diluted earnings per share                15%     $0.46        $0.40
                                               ==========   ==========
Average shares for basic earnings per
 share                                         5,227,333    4,370,088
Average shares for diluted earnings per
 share                                         5,542,680    4,660,655


SUPPLEMENTAL DATA
----------------------------------------------------------------------

(unaudited)(dollars in             Quarter ended
 thousands, except per share         March 31,
 data)
                               ---------------------
                                 2005       2004
                               ---------- ----------
Annualized return on average
 assets                             1.49%      1.55%
Annualized return on average
 equity                            15.59%     19.43%
Annualized return on average
 tangible equity                   21.29%     19.43%
Efficiency ratio                   59.75%     58.41%
Annualized net interest margin      5.66%      5.27%
Book value per share              $12.51      $8.90
Dividends per share                $0.10      $0.05

NON-PERFORMING ASSETS              At March 31,       At December 31,
------------------------------ --------------------- -----------------
                                 2005       2004           2004
                               ---------- ---------- -----------------
Non-accrual loans                 $3,887       $973            $4,027
Loans past due 90 days or more         -          -                 -
Restructured loans                     -          -                 -
                               ---------- ---------- -----------------
Total non-performing loans         3,887        973             4,027
OREO & other repossessed
 assets                            1,631        450                 -
                               ---------- ---------- -----------------
Total non-performing assets       $5,518     $1,423            $4,027
                               ========== ========== =================
Total non-performing
 loans/gross loans                  0.65%      0.23%             0.74%
Total non-performing
 assets/total assets                0.78%      0.28%             0.63%
Total non-performing loans net
 of guarantees/gross loans          0.17%      0.09%             0.39%
Total non-performing assets
 net of guarantees/total
 assets                             0.37%      0.17%             0.33%

ALLOWANCE FOR LOAN LOSSES          Quarter ended
                                     March 31,
------------------------------ ---------------------
                                 2005       2004
                               ---------- ----------
Balance at beginning of period    $7,508     $5,210
Provision for loan losses            318        228
Recovery of (provision for)
 reserve for
   losses on commitments to
    extend credit                      -          2
Charge offs, (net of
 recoveries)                          91        (12)
                               ---------- ----------
Balance at end of period          $7,917     $5,428
                               ========== ==========
Loan loss allowance/gross
 loans                              1.33%      1.28%
Loan loss allowance/gross
 loans net of guarantees            1.39%      1.38%
Loan loss allowance/loans held
 for investment                     1.69%      1.58%
Loan loss allowance/non-
 performing loans                 203.68%    557.86%
Loan loss allowance/non-
 performing assets                143.48%    381.45%
Loan loss allowance/non-
 performing loans, net of
 guarantees                       788.55%   1367.25%
Loan loss allowance/non-
 performing assets, net of
 guarantees                       300.46%    640.85%
Net Charge offs (recoveries)
 to average loans (annualized)     -0.06%      0.01%

CAPITAL RATIOS                     At March 31,       At December 31,
------------------------------ --------------------- -----------------
                                 2005       2004           2004
                               ---------- ---------- -----------------
Holding Company Ratios
  Total capital (to risk-
   weighted assets)                10.93%     13.54%            11.47%
  Tier 1 capital (to risk-
   weighted assets)                 9.68%     11.82%            10.22%
  Tier 1 capital (to average
   assets)                          9.48%     10.67%             9.48%
  Tangible equity to tangible
   assets                           6.89%      7.75%             7.33%

Bank only Ratios
  Total capital (to risk-
   weighted assets)                10.70%     13.29%            11.19%
  Tier 1 capital (to risk-
   weighted assets)                 9.45%     12.04%             9.94%
  Tier 1 capital (to average
   assets)                          9.26%     10.87%             9.30%


Average Consolidated Balance Sheets

For the three months ended
March 31,                                         2005
                                    ----------------------------------
(unaudited) (dollars in thousands)  Average    Interest     Average
                                     Balance   Earned/Paid  Rate/Yield
                                    --------- ------------ -----------
Average assets:
 Securities and time deposits at
  other banks                        $36,868         $359        3.95%
 Fed funds sold                       11,715           73        2.53%
 Loans:
      Commercial                      39,630          647        6.62%
      Real Estate                    481,994        8,726        7.34%
      Aircraft                        29,380          488        6.74%
      Consumer                        17,292          341        8.00%
                                    --------- ------------
           Total loans               568,296       10,202        7.28%
                                    --------- ------------
 Total earning assets                616,879       10,634        6.99%
 Non-earning assets                   63,062
                                    ---------
 Total average assets               $679,941
                                    =========

Average liabilities and
 stockholders' equity:
 Interest bearing deposits:
      Savings and interest bearing
       accounts                     $184,468         $254        0.56%
      Time deposits                  268,445        1,350        2.04%
                                    --------- ------------
           Total interest bearing
            deposits                 452,913        1,604        1.44%
 Short term borrowing                 20,820          132        2.57%
 Long term debt                       17,687          286        6.56%
                                    --------- ------------
 Total interest bearing liabilities  491,420        2,022        1.67%
 Demand deposits                     114,090
 Accrued expenses and other
  liabilities                          9,300
 Net stockholders' equity             65,131
                                    ---------
 Total average liabilities
  stockholders' equity              $679,941       $8,612
                                    ========= ============

 Net interest spread                                             5.32%
                                                           ===========

 Net interest margin                                             5.66%
                                                           ===========


For the three months ended
March 31,                                         2004
                                    ----------------------------------
(unaudited) (dollars in thousands)  Average    Interest     Average
                                     Balance   Earned/Paid  Rate/Yield
                                    --------- ------------ -----------
Average assets:
 Securities and time deposits at
  other banks                        $26,313         $267        4.08%
 Fed funds sold                       15,494           36        0.93%
 Loans:
      Commercial                      20,871          287        5.53%
      Real Estate                    350,885        5,957        6.83%
      Aircraft                        30,903          547        7.12%
      Consumer                         4,022           77        7.70%
                                    --------- ------------
           Total loans               406,681        6,868        6.79%
                                    --------- ------------
 Total earning assets                448,488        7,171        6.43%
 Non-earning assets                   34,296
                                    ---------
 Total average assets               $482,784
                                    =========

Average liabilities and
 stockholders' equity:
 Interest bearing deposits:
      Savings and interest bearing
       accounts                     $113,203         $143        0.51%
      Time deposits                  220,248          885        1.62%
                                    --------- ------------
           Total interest bearing
            deposits                 333,451        1,028        1.24%
 Short term borrowing                 16,421           45        1.10%
 Long term debt                       14,866          225        6.09%
                                    --------- ------------
 Total interest bearing liabilities  364,738        1,298        1.43%
 Demand deposits                      73,100
 Accrued expenses and other
  liabilities                          6,458
 Net stockholders' equity             38,488
                                    ---------
 Total average liabilities
  stockholders' equity              $482,784       $5,873
                                    ========= ============

 Net interest spread                                             5.00%
                                                           ===========

 Net interest margin                                             5.27%
                                                           ===========


    CONTACT: Community Bancorp Inc.
             Michael J. Perdue
             President and CEO
             760-432-1100
             www.comnb.com